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                                                                   EXHIBIT 21.1


                TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES


EXHIBIT (21):  SUBSIDIARIES OF THE REGISTRANT

  21.1   List of subsidiaries


Subsidiaries of                     State or Other Jurisdiction of              Names Under Which Such
the Registrant                      Incorporation or Organization               Subsidiaries Do Business
---------------                     -----------------------------               ------------------------
Accessory Design Group, Inc.        A Delaware Corporation                      Accessory Design Group, Inc.
                                                                                Accessory Design Group

TBAC-Prince Gardner, Inc.           A Delaware Corporation                      TBAC-Prince Gardner, Inc.
                                                                                Prince Gardner

TBAC-AIS, Inc.                      A Delaware Corporation                      TBAC-AIS, Inc.

H.A. Sheldon Canada Ltd.            A Canadian Corporation                      1088258 Ontario, Inc.
                                                                                H.A. Sheldon Canada Ltd.

TBAC-Canterbury, Inc.               A Delaware Corporation                      TBAC-Canterbury, Inc.





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